UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
COMMERCIAL NET LEASE REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue
Suite 900
Orlando, Florida	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 265-7348
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Upon the unanimous recommendation of the Governance and Nominating Committee, the Board of Directors of Commercial Net Lease Realty, Inc. (the “Company”) has appointed G. Nicholas Beckwith III as an independent member of the Board of Directors effective as of February 3, 2006. Mr. Beckwith is expected to be named to the Compensation Committee and to the Governance and Nominating Committee of the Board of Directors. He will stand for reelection at the 2006 annual meeting of the Company’s stockholders.
     Mr. Beckwith currently serves as the Chief Executive Officer and Chairman of Arch Street Management, LLC, a holding company. He also serves as the Chairman of the Board of Directors of the University of Pittsburgh Medical Center, and has been a member of the Board of Trustees of BlackRock Liquidity Funds since 1999. He served as the Chief Executive Officer and Chairman of Beckwith Machinery Company from 1996 through 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL NET LEASE REALTY, INC.

By:	/s/ Kevin B. Habicht

Name:	Kevin B. Habicht
Title:	Chief Financial Officer
Dated: February 7, 2006